                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                             FOCAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  FOCAL, INC.
                               FOUR MAGUIRE ROAD
                         LEXINGTON, MASSACHUSETTS 02421
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

    The Annual Meeting of Stockholders of Focal, Inc. (the "Company") will be held on Wednesday, May 24, 2000, at 8:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and act upon the following matters:

1.  To elect two Class III directors of the Company for the ensuing three years.

2. To approve an amendment to the Company's 1999 Stock Incentive Plan (the "Plan") increasing from 875,000 to 1,525,000 the number of shares of Common Stock reserved for issuance under the Plan.

3. To ratify the selection by the Company of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 3, 2000 are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors
                                          Robert J. DePasqua
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lexington, Massachusetts
April 18, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                  FOCAL, INC.
                               FOUR MAGUIRE ROAD
                         LEXINGTON, MASSACHUSETTS 02421
          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF FOCAL, INC. ("FOCAL" OR THE "COMPANY") FOR USE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2000 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

    All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

    The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 18, 2000.

    ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, FOCAL, INC., FOUR MAGUIRE ROAD, LEXINGTON, MASSACHUSETTS 02421.

VOTING SECURITIES AND VOTES REQUIRED

    On April 3, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 14,239,898 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

    Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the election of directors, the approval of an amendment to the Company's 1999 Stock Incentive Plan increasing from 875,000 to 1,525,000 the number of shares of Common Stock reserved for issuance under the Plan and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

    Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors and the approval of an amendment to the Company's 1999 Stock Incentive Plan, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of January 31, 2000 or such later date as is noted, with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and (iv) all directors and executive officers of the Company as a group.

    The number of shares of the Company's Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                  SHARES               PERCENT
                                                              OF COMMON STOCK      OF COMMON STOCK
NAME AND ADDRESS                                           BENEFICIALLY OWNED(1)        OWNED
----------------                                           ---------------------   ---------------
Entities affiliated with Patricof & Co. Ventures(2)......        1,591,513              11.2%
  2100 Geng Road, Suite 150
  Palo Alto, CA 94303

Entities affiliated with Mayfield Fund(3)................          985,338               6.9
  2800 Sand Hill Rd., Suite 250
  Menlo Park, CA 94025

General Electric Pension Trust(4)........................        1,011,088               7.1
  3000 Summer Street
  Stanford, CT 06904

Invista Capital Management, LLC(5).......................        1,052,352               7.4
  1900 Hub Tower, 699 Walnut Street
  Des Moines, IA 50309

Genzyme Corporation......................................          810,372               5.7
  One Kendall Square
  Cambridge, MA 02139

Capital Group International, Inc.(6).....................          984,200               6.9
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025

Robert J DePasqua........................................                0                 0

David J. Enscore, Ph.D.(7)(8)............................           82,509                 *

Stephen J. Herman(7)(9)..................................           91,984                 *

Arthur J. Coury, Ph.D.(7)(10)............................          121,184                 *

Ronald S. Rudowsky(7)(11)................................           38,590                 *

Henry Brem, M.D.(7)(12)..................................          112,563                 *

Janet Effland(13)........................................        1,607,152              11.3

Donald A. Grilli(14).....................................            8,332                 *

Robert Langer, Ph.D.(7)(15)..............................          200,025               1.4

Jesse I. Treu, Ph.D.(16).................................          601,493               4.2

David M. Clapper(17).....................................                0                 0

All directors and executive officers as a group
  (13 persons)(18).......................................        2,941,113              20.5

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person was 14,234,208 and includes the shares of Common Stock underlying options or warrants held by such person that are exercisable within 60 days of January 31, 2000, but excludes shares of Common Stock underlying options or warrants held by any other person.

(2) Consists of 1,072,834 shares beneficially owned by APA Excelsior IV, L.P., 309,461 shares beneficially owned by The P/A Fund, 189,324 shares beneficially owned by APA Excelsior IV/Offshore, L.P. and 19,894 shares beneficially owned by Patricof Private Investment Club, L.P. (the "Patricof Funds").

(3) Consists of 467,992 shares beneficially owned by Mayfield VI Investment Partners, 357,570 shares beneficially owned by Mayfield VII, 67,162 shares beneficially owned by Mayfield Medical Partners, 48,676 shares beneficially owned by Mayfield Medical Partners (1992), 23,130 shares beneficially owned by Mayfield Associates Fund and 20,808 shares beneficially owned by Mayfield Associates Fund II (the "Mayfield Funds"). This information is based solely on the Schedule 13G of the above entities affiliated with the Mayfield Fund filed with the Securities and Exchange Commission on February 14, 2000.

(4) This information is based solely on the Schedule 13G of the General Electric Pension Trust filed with the Securities and Exchange Commission on February 16, 1999.

(5) Consists of 427,200 shares beneficially owned by Small Co. Blend Separate Account (Principal Life Insurance Company), 120,000 shares beneficially owned by Principal Small Cap Fund, 40,000 shares beneficially owned by Principal Variable Contract Small Cap Fund, 4,652 shares beneficially owned by Principal Capital-Invista Small Cap Growth (Business Trust), and 460,500 shares beneficially owned by Small Co. Growth Separate Account (Principal Life Insurance Company).

(6) Consists of 984,200 shares beneficially owned by Capital Guardian Trust Company, the investment manager of various institutional accounts and a subsidiary of Capital Group Investment, Inc. This information is based solely on the Schedule 13G of Capital Group Investment, Inc. and Capital Guardian Trust Company filed with the Securities and Exchange Commission on February 11, 2000.

(7) Includes shares issued pursuant to a stock option early exercise program. The unvested portion of such shares are subject to repurchase by the Company at cost in the event of the termination of such individual's employment or consultant relationship with the Company prior to vesting. See "Certain Transactions."

(8) Includes 12,467 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(9) Includes 16,127 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(10) Includes 11,009 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(11) Includes 15,398 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(12) Includes 3,332 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(13) Includes 1,591,513 shares beneficially owned by the Patricof Funds (see footnote 2). Ms. Effland disclaims beneficial ownership of the shares beneficially owned by the Patricof Funds except to the extent of her proportional partnership interest therein. Also includes 15,639 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(14) Includes 8,332 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(15) Includes 2,000 shares beneficially owned by each of three irrevocable trusts for the benefit of each of Dr. Langer's three minor children, for which Dr. Langer disclaims beneficial ownership. Also includes 3,332 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(16) Includes 585,854 shares beneficially owned by Domain Partners II, L.P.
    Dr. Treu is a general partner of One Palmer Square Associates II, L.P., the general partner of Domain Partners II, L.P. and has indirect beneficial ownership of these shares. Includes 15,639 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(17) Mr. Clapper resigned from his position as President and Chief Executive Officer of the Company on November 1, 1999 and resigned from his position as a director of the Company on December 17, 1999.

(18) Includes an aggregate of 133,384 shares of Common Stock of the Company issuable upon exercise of options held by all executive officers and directors as a group which are exercisable within 60 days of January 31, 2000.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently is fixed at eight members, divided into three classes serving staggered terms of three years. Currently there is one director in Class I, three directors in Class II and two directors in Class III. A vacancy exists for each of a Class I director and a Class III director. In accordance with the Company's Restated Certificate of Incorporation and Bylaws, these vacancies may be filled prior to the Company's Annual Meeting in 2001 and 2003, respectively, only by a majority vote of the remaining directors.

    Two Class III directors are to be elected at the Annual Meeting. Each of the two Class III directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2003 or until his or her successor has been duly elected and qualified. The Class I and Class II directors will be elected at the Company's Annual Meetings of Stockholders in 2001 and 2002, respectively.

    In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

    Set forth below are the name and age of each member of the Board of Directors (including the nominees for election as Class III directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2000, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

           NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS III DIRECTORS)

    ROBERT LANGER, PH.D., age 51, has served as a director of the Company since 1996. Dr. Langer has been the Kenneth J. Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology since 1992. He is also a member of the National Academy of Sciences, National

Academy of Engineering and the Institute of Medicine. He also serves on the Board of Directors of Boston Life Sciences, a publicly traded company.
Dr. Langer holds a Sc.D. from the Massachusetts Institute of Technology in Chemical Engineering.

    DONALD A. GRILLI, age 57, has served as a director of the Company since August 1999 and Chairman of the Board of Directors since December 1999. From November 1999 to December 1999, Mr. Grilli served as Acting Chief Executive Officer of the Company. Since July 1999, Mr. Grilli has served as a principal at Dynamic Solutions, a health care consulting company. In addition, from 1967 to 1999, Mr. Grilli was employed at Johnson and Johnson Professional, a medical device company, serving as President from 1994 to 1999. Mr. Grilli also serves on the Board of Directors of Vasogen, Inc., a publicly traded company.

             DIRECTOR WHOSE TERM EXPIRES IN 2001 (CLASS I DIRECTOR)

    ROBERT J. DEPASQUA, age 51, has served as President, Chief Executive Officer and a director of the Company since December 1999. From 1998 to 1999, he served as President and Chief Executive Officer at Biolink, a medical device company. From 1994 to 1998, Mr. DePasqua was self employed as a private investor and served on the board of directors of several companies. From 1989 to 1994, he served as President and Chief Executive Officer at Spectranetics, a medical device company. From 1979 to 1989, Mr DePasqua held a variety of positions at Boston Scientific Corporation, a medical device company, including President of the Microvasive division. Mr. DePasqua received his B.S. in Engineering from Northeastern University.

           DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II DIRECTORS)

    HENRY BREM, M.D., age 47, has served as a director of the Company since 1991. Since 1984, Dr. Brem has served as Director of the Brain Tumor Research Center and Professor of Neurosurgery, Ophthalmology and Oncology at The Johns Hopkins University. Dr. Brem is a Scientific Founder of the Company. Dr. Brem holds an M.D. from Harvard University.

    JANET EFFLAND, age 51, has served as a director of the Company since 1996. Since January 1998, Ms. Effland has been a Managing Director of Patricof & Co. Ventures, Inc., a venture capital firm ("Patricof"). From August 1988 through December 1997, Ms. Effland was Vice President of Patricof. Ms. Effland holds a J.D. from Arizona State University.

    JESSE I. TREU, PH.D., age 53, has served as a director of the Company since 1996. Prior to that, Dr. Treu served as a director of the Company from January 1993 to April 1995. Since 1986, Dr. Treu has been a Managing Member of Domain Associates, L.L.C., a venture capital management firm. From 1982 through 1985, Dr. Treu was a principal in the management group Channing, Weinberg and Co., Inc. and its spin-off CW Ventures Capital. Dr. Treu also serves on the Board of Directors of GelTex Pharmaceuticals, Inc. and Trimeris, Inc., both of which are publicly traded companies. He received his B.S. from Rensselaer Polytechnic Institute, and holds an M.A. and Ph.D. in Physics from Princeton University.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company held 12 meetings during the fiscal year ended December 31, 1999. Each current director attended at least 75% of the total number of such meetings.

    The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Stock Option Subcommittee of the Compensation Committee and a Nominating Committee. From time to time, the Board may create various ad hoc committees for special purposes.

    The Audit Committee consists of three independent directors, Dr. Brem, Ms. Effland and Dr. Treu. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in the last fiscal year. Each current member of the Audit Committee attended at least 75% of the total number of such meetings.

    The Compensation Committee consists of three directors, Mr. Grilli,
Ms. Effland and Dr. Treu. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the last fiscal year. Each current member of the Compensation Committee attended at least 75% of the total number of such meetings. In January 2000, the Board established an Executive Stock Option Subcommittee, consisting of two directors, Ms. Effland and Dr. Treu. The Executive Stock Option Subcommittee oversees the grant of stock option awards and other performance-based compensation to executive officers of the Company, based upon the recommendation of the Compensation Committee.

    The Nominating Committee consists of one director, Dr. Treu. The Nominating Committee reviews and recommends candidates for election to the Company's Board of Directors. The Nominating Committee held one meeting during the last fiscal year, and Dr. Treu attended that meeting.

COMPENSATION FOR DIRECTORS

    Other than as set forth below, directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at Board and Committee meetings. The Company does not provide compensation for committee participation or special assignments of the Board of Directors. From time to time, certain of the directors of the Company have received grants of options to purchase shares of the Company's Common Stock pursuant to the 1992 Incentive Stock Plan (the "Stock Plan") and the 1999 Stock Incentive Plan. For his service as Chairman of the Board of Directors, Mr. Grilli receives compensation of $1,250 for each Board meeting he attends, other than telephonic Board meetings, for which he receives $500 per meeting he attends.

    Under the 1997 Non-Employee Director Option Plan (the "director Option Plan"), each director of the Company who is not also an employee of the Company (each, an "Outside Director") will receive (provided that such Outside Director has been a director for at least six months prior to such grant), on the date of each year's Annual Meeting of Stockholders, an automatic grant of an option to purchase up to 5,000 shares of Common Stock. Such options will have an exercise price equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the day prior to the date of grant and will vest as to one forty-eighth (1/48(th)) of the shares subject to the option on a monthly basis, subject to the director's continued relationship with the Company. Each option granted under the Director Option Plan has a term of ten years. On May 26, 1999, the following Outside Directors each received an option to purchase 5,000 shares of Common Stock under the Director Option Plan, at an exercise price of $8.0625 per share (the closing price of the Company's Common Stock on the Nasdaq National Market on May 25, 1999): Drs. Brem, Langer and Treu and Ms. Effland.

    For a description of a consulting agreement between Dr. Brem and the Company, see "Certain Relationships and Related Transactions."

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's current and former President and Chief Executive Officer and the Company's four other most highly compensated executive officers whose total annual salary and bonus for 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                ANNUAL COMPENSATION      COMPENSATION
                                      FISCAL    --------------------   AWARDS OF OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)     (# OF SHARES)     COMPENSATION($)(7)
---------------------------          --------   ---------   --------   -----------------   ------------------
Robert J. DePasqua(1)..............    1999     $ 10,503    $75,000         650,000(2)           $  --
  President and Chief Executive        1998           --         --              --                 --
  Officer                              1997           --         --              --                 --

Donald A. Grilli(3)................    1999       17,500         --          10,000(4)              --
  Former Acting President and          1998           --         --              --                 --
  Chief Executive Officer              1997           --         --              --                 --

David M. Clapper(5)................    1999      254,705     36,250              --(6)           2,500
  Former President and                 1998      265,000     75,525          50,000              2,500
  Chief Executive Officer              1997      246,000     25,000          23,077(6)              --

Stephen J. Herman..................
  Vice President, New Product          1999      220,670     31,000          20,000(6)           2,197
  Development and Technical            1998      206,662     34,099          30,000(6)           1,639
  Services                             1997      194,964      5,000           7,384(6)              --

Arthur J. Coury, Ph.D..............    1999      201,396     25,459          10,000(6)           2,500
  Chief Scientific Officer and         1998      188,580     31,116          20,000(6)           2,029
  Vice President                       1997      179,597      5,000           6,154(6)              --

David J. Enscore, Ph.D.............    1999      182,250     27,166          20,000(6)           2,500
  Vice President, Research and         1998      169,260     29,621          20,000(6)           2,077
  Development and Drug Delivery        1997      159,679      5,000           6,154(6)              --

Ronald S. Rudowsky.................    1999      174,527     26,905          35,000(6)           2,171
  Vice President, Sales and            1998      160,721     28,930          20,000(6)              --
  Marketing                            1997      150,207     15,000           7,384(6)              --

------------------------

(1) Mr. DePasqua was elected to serve as President and Chief Executive Officer of the Company on December 17, 1999 at an annual salary of $275,000.
    Mr. DePasqua was paid a signing bonus of $75,000 upon his initial employment with the Company.

(2) Option is exercisable as to one third of the total number of shares subject to the option at the end of the first year after the date of grant and as to an additional one thirty-sixth of the total number of shares subject to the option at the end of each month thereafter.

(3) Mr. Grilli served as Acting President and Chief Executive Officer of the Company from November 1, 1999 to December 17, 1999.

(4) Consists of (i) an option to purchase 5,000 shares, which is exercisable as to one twelfth of the total number of shares subject to the option at the end of the first month after the date of grant and as to an additional one twelfth of the total number of shares subject to the option at the end of each month thereafter and (ii) an option to purchase 5,000 shares, which became fully exercisable on December 1, 1999.

(5) Mr. Clapper resigned from his position as President and Chief Executive Officer of the Company on November 1, 1999 and resigned from his position as a director of the Company on December 17, 1999.

(6) Options are exercisable as to one forty-eighth of the total number of shares subject to the option at the end of the first month after the date of grant and as to an additional one forty-eighth of the total number of shares subject to the option at the end of each month thereafter, subject to the optionees' continued relationship with the Company.

(7) Consists of 401(k) Plan matching payments made by the Company.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the year ended December 31, 1999 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                 NUMBER OF        % OF                                          ANNUAL RATES OF STOCK
                                 SECURITIES   TOTAL OPTIONS                                    PRICE APPRECIATION FOR
                                 UNDERLYING    GRANTED TO                                          OPTION TERM(6)
                                  OPTIONS       EMPLOYEES        EXERCISE OR      EXPIRATION   -----------------------
NAME                             GRANTED(#)    IN 1999(5)     BASE PRICE ($/SH)      DATE        5%($)        10%($)
----                             ----------   -------------   -----------------   ----------   ----------   ----------
Robert J. DePasqua.............  650,000(1)       57.0%             4.375          12/17/09    1,788,419    4,532,205
Donald A. Grilli...............    5,000(2)       0.44%             4.063           8/23/09        1,016        2,031
                                   5,000(3)       0.44%             5.000           9/29/09       15,722       39,844
David M. Clapper...............         --          --                 --                --           --           --
Stephen J. Herman..............   20,000(4)        1.8%             3.875           8/19/09       48,739      123,515
Arthur J. Coury, Ph.D..........   10,000(4)        0.9%             3.875           8/19/09       24,370       61,758
David J. Enscore, Ph.D.........   20,000(4)        1.8%             3.875           8/19/09       48,739      123,515
Ronald S. Rudowsky.............   35,000(4)        3.1%             3.875           8/19/09       85,294      216,151

------------------------

(1) Option is exercisable as to one third of the total number of shares subject to the option at the end of the first year after the date of grant and as to an additional one thirty-sixth of the total number of shares subject to the option at the end of each month thereafter.

(2) Option is exercisable as to one twelfth of the total number of shares subject to the option at the end of the first month after the date of grant and as to an additional one twelfth of the total number of shares subject to the option at the end of each month thereafter.

(3) Option became fully exercisable on December 1, 1999.

(4) Options are exercisable as to one forty-eighth of the total number of shares subject to the option at the end of the first month after the date of grant, and as to an additional one forty-eighth of the total number of shares subject to the option at the end of each month thereafter, subject to the optionees' continued relationship with the Company.

(5) Based on an aggregate of 1,171,392 options granted by the Company in the year ended December 31, 1999 to officers, directors, employees, consultants and advisors of the Company, including the Named Executive Officers.

(6) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

    YEAR-END OPTION TABLE. The following table sets forth certain information regarding stock options held as of December 31, 1999 by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 1999             DECEMBER 31, 1999(1)
NAME                                            EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
----                                            ----------------------------   ----------------------------
Robert J. DePasqua............................             0/650,000                       0/0
Donald A. Grilli..............................         6,666/3,334                         0/0
David M. Clapper..............................             0/0                             0/0
Stephen J. Herman.............................        12,540/44,844                        0/0
Arthur J. Coury, Ph.D.........................         8,749/27,405                        0/0
David J. Enscore, Ph.D........................         9,582/36,572                        0/0
Ronald S. Rudowsky............................        11,498/50,886                        0/0

------------------------

(1) Value is based on the closing sales price of a share of the Company's Common Stock on December 31, 1999 ($3.875), the last trading day of the Company's 1999 fiscal year, less the applicable option exercise price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by all officers and directors of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons, the Company believes that during fiscal 1999 all filings required to be made by the Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both short-term and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return. As used herein, the term "Committee" refers collectively to the Compensation Committee and the Executive Stock Option Subcommittee except where the context otherwise requires.

    COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short-term and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the companies' Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Code Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interests of the stockholders.

    COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys,
(ii) responsibilities, scope and complexity of each position and
(iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    CASH (SHORT-TERM) INCENTIVES. The Committee approved a cash bonus plan for fiscal 1999 and recipients of bonus awards under this program included certain executive officers. See "Executive Compensation--Summary Compensation Table." Bonus awards under this program were based on the achievement of corporate goals, individual goals or a combination thereof.

    EQUITY BASED (LONG-TERM) INCENTIVES. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Executive Stock Option Subcommittee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Executive Stock Option Subcommittee established the grants of stock options to executive officers in the last fiscal year, based upon a review with the Chief Executive Officer of proposed individual awards (other than the award to Chief Executive Officer), taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions.

    MR. DEPASQUA'S 1999 COMPENSATION. Mr. DePasqua was elected to serve as President and Chief Executive Officer of the Company on December 17, 1999 at an annual salary of $275,000. In 1999, Mr. DePasqua received compensation of $10,503 and a signing bonus of $75,000. In addition, in connection with the commencement of his employment Mr. DePasqua received stock options to purchase 650,000 shares of the Company's Common Stock at an exercise price of $4.375 per share.

    MR. GRILLI'S 1999 COMPENSATION. Mr. Grilli served as Acting President and Chief Executive Officer of the Company from November 1, 1999 to December 17, 1999 while the Company conducted a search for a permanent Chief Executive Officer to fill the vacancy created by Mr. Clapper's resignation. For his services, Mr. Grilli received compensation of $1,500 per day, plus expenses. Mr. Grilli was also granted two stock options each to purchase 5,000 shares of the Company's Common Stock at an exercise price of $4.063 and $5.00, respectively, per share.

    MR. CLAPPER'S 1999 COMPENSATION. Mr. Clapper served as President and Chief Executive Officer of the Company until his resignation on November 1, 1999. For his service in the fiscal year ended December 31, 1999, Mr. Clapper received a salary of $254,705. In addition, Mr. Clapper received a cash bonus of $36,250. In determining Mr. Clapper's 1999 compensation and cash bonus, the Committee considered Mr. Clapper's individual goals and the goals achieved by the Company during the year including clinical, regulatory, product development and business development milestones achieved by the Company, as well as Mr. Clapper's role in leading the Company toward these achievements.

                                          Compensation Committee
                                          Donald A. Grilli
                                          Janet Effland
                                          Jesse I. Treu, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Mr. Grilli, Ms. Effland and Dr. Treu, each of whom served on the Compensation Committee of the Board of Directors during 1999. The current members of the Executive Stock Option Subcommittee are Ms. Effland and Dr. Treu, each of whom served on the Executive Stock Option Subcommittee of the Board of Directors during 1999.
Mr. Grilli served as President and Acting Chief Executive Officer of the Company from November 1999 to December 1999. Otherwise, no member of the Compensation Committee was at any time during 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company, and, except as provided below, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

    The Company's Common Stock had been listed for trading on the Nasdaq National Market under the symbol FOCL since December 11, 1997. The following graph compares the cumulative total stockholder return on the Common Stock for the period from December 11, 1997, the date of the Company's initial public offering, through December 31, 1999 with the cumulative total return over such period on (i) the Russell 2000 Index and (ii) the Hambrecht & Quist "Healthcare, Excluding Biotechnology" Index.

    The graph assumes the investment of $100 on December 11, 1997 in the Company's Common Stock (at the initial public offering price) and in each of the indices listed above, and assumes the reinvestment of all dividends. Measurement points are December 11, 1997 and the last trading days of the years ended December 31, 1997, 1998 and 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          FOCAL, INC.  RUSSELL 2000  HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY
12/11/97      $100.00       $100.00                                               $100.00
12/31/97      $106.25       $103.39                                               $103.26
12/31/98       $96.25        $96.72                                               $125.47
12/31/99       $38.75        $95.28                                               $109.62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1997, the Company implemented a program under which directors, executive officers and certain other key employees were permitted to exercise their outstanding stock options as to both vested and unvested shares, with unvested shares being subject to a right of repurchase at cost in favor of the

Company in the event of termination of employment prior to vesting of all then-unvested shares. Under this program, the participants paid the exercise price for their outstanding stock options pursuant to full recourse promissory notes. The notes bear interest at 6.0% per annum and are due and payable on December 31, 2000. The principal amounts of each note payable by a director or executive officer are set forth below:

                                                                PRINCIPAL BALANCE AS OF
DIRECTOR OR EXECUTIVE OFFICER            ORIGINAL NOTE AMOUNT      DECEMBER 31, 1999
-----------------------------            --------------------   -----------------------
Henry Brem, M.D........................        $ 51,800                 $ 51,800
Arthur J. Coury, Ph.D..................         113,733                  110,158
David J. Enscore, Ph.D.................         106,612                   82,562
Stephen J. Herman......................          70,897                   70,897
Robert Langer, Ph.D....................          88,800                   88,800
Mary Lou Mooney........................          54,218                   30,156
Ronald S. Rudowsky.....................          92,223                   33,301

    The Company has a consulting agreement with Dr. Brem under which it pays
Dr. Brem $30,000 per annum for scientific advisory and consulting services provided by Dr. Brem. Dr. Brem is a founder and director of the Company and has, from time to time, been granted options to purchase Common Stock of the Company.

    The Company has a consulting agreement with Dr. Langer under which it pays Dr. Langer $60,000 per annum for scientific advisory and consulting services provided by Dr. Langer. Dr. Langer is a founder and director of the Company and has, from time to time, been granted options to purchase Common Stock of the Company.

    The Company has entered into indemnification agreements with its officers and directors. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

               APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN

    On February 25, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the 1999 Stock Incentive Plan (the "Plan") increasing the number of shares of Common Stock authorized for issuance under the Plan from 875,000 shares to 1,525,000 shares.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting and retaining key personnel who are expected to contribute to the Company's growth and success.

    The principal provisions of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's home page (www.sec.gov). In addition, a copy of the Plan may be obtained by making a written request to the Secretary of the Company.

DESCRIPTION OF AWARDS

    The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or in excess of five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    OTHER STOCK-BASED AWARDS. Under the Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and any future subsidiaries are eligible to be granted Awards under the Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the Plan may not exceed 300,000 shares per calendar year.

    As of December 31, 1999, approximately 81 persons were eligible to receive Awards under the Plan, including the Company's five executive officers and five non-employee directors. The granting of Awards under the Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On January 31, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $5.00.

ADMINISTRATION

    The Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, the Board of Directors may delegate authority under the Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee and the Executive Stock Option Subcommittee to administer certain aspects of the Plan, including, in the case of the Executive Stock Option Subcommittee, the granting of options to executive officers. Subject to any applicable limitations contained in the Plan, the Board of Directors, the Compensation Committee, the Executive Stock Option Subcommittee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options,
(iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Acquisition Event and will terminate immediately prior to the Acquisition Event if not exercised; provided that, if holders of the Company's Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Acquisition Event, then the Board may provide that all outstanding options shall terminate upon such Acquisition Event and that each participant shall receive, in exchange therefor, a cash payment.

    If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Plan.

AMENDMENT OR TERMINATION

    No Award may be made under the Plan after February 24, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

    OTHER STOCK-BASED AWARDS. The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS A VOTE FOR THIS PROPOSAL.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending
December 31, 2000. Ernst & Young LLP has audited the financial statements of the Company for each fiscal year since the Company's inception. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than December 19, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    In addition, the Company's Bylaws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other business which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days in advance of the date specified for the annual meeting in the Company's proxy statement released to stockholders in connection with such previous year's annual meeting of stockholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received a reasonable time before the solicitation is made.

                                          By Order of the Board of Directors,
                                          Robert J. DePasqua
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 18, 1999

    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                                    FOCAL, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2000

                        8:00 A.M. EASTERN STANDARD TIME

                               HALE AND DORR LLP

                                60 STATE STREET

                          BOSTON, MASSACHUSETTS 02109

 -------------------------------------------------------------------------------

FOCAL, INC.                                                                PROXY
------------------------------------------------------------

          PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2000

The undersigned hereby appoints Robert J. DePasqua and Stephen J. Herman, or either of them ("Appointed Proxies"), with power of substitution to each, as proxies to act and vote all shares of the undersigned at the 2000 Annual Meeting of Stockholders ("Meeting") of Focal, Inc. to be held on Wednesday, May 24, 2000 at 8:00 a.m. EST, or at any adjournment thereof.

THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, THE APPOINTED PROXIES SHALL VOTE "FOR" PROPOSALS I, II AND III.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Focal, Inc., c/o Shareowner Services-TM-, P.O. Box 64873, St. Paul, MN 55164-0873.

                            h  PLEASE DETACH HERE  h

I. ELECTION OF DIRECTORS:      01. Robert Langer, Ph.D.      / /  Vote FOR              / /  Vote WITHHELD
  Class III                    02. Donald A. Grilli          all nominees               from all nominees
                                                                 (except as marked)

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL
NOMINEE, MARK THE "FOR" BOX AND WRITE THE NUMBER OF SUCH
NOMINEE IN THE BOX TO THE RIGHT. YOUR SHARES WILL BE VOTED
FOR THE REMAINING NOMINEES.

II.  TO APPROVE AN AMENDMENT TO THE COMPANY'S 1999 STOCK
     INCENTIVE PLAN (THE "PLAN") INCREASING FROM 875,000 TO
     1,525,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED
     FOR ISSUANCE UNDER THE PLAN.
                                                                / /  For      / /  Against      / /  Absta

III. TO RATIFY THE SELECTION BY THE COMPANY OF
     ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE
     FISCAL YEAR ENDING DECEMBER 31, 2000.                      / /  For      / /  Against      / /  Absta

   If any other business is properly brought before the Meeting or any adjournment(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS II AND III.

   The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Meeting or adjournment(s).

   Address Change Mark Box    / /     Indicate changes below           Date
   ------------------------------------------

                                                              SIGNATURE(S) IN BOX
                                                              PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON
                                                              PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS
                                                              MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC. SHOULD
                                                              INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD
                                                              PROVIDE FULL NAME OF CORPORATION AND TITLE OF
                                                              AUTHORIZED OFFICER SIGNING THE PROXY.

FOCAL, INC.
C/O SHAREOWNER SERVICES-TM-
PO BOX 64854
ST PAUL MN 55164-0854

NOTICE OF ANNUAL MEETING                                    PLEASE VOTE, SIGN AND
AND PROXY STATEMENT                                         RETURN PROMPTLY

                                                                      APPENDIX B

                                  AMENDMENT TO
                           1999 STOCK INCENTIVE PLAN
                                       OF
                                  FOCAL, INC.

    The 1999 Stock Incentive Plan (the "Plan") be and hereby is amended by deleting the first sentence of Section 4(a) thereof in its entirety and inserting in lieu thereof the following:

    "Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,525,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock")."

    Adopted by the Board of Directors on February 24, 1999.

    Approved by the Stockholders on May 26, 1999.

                                  FOCAL, INC.
                           1999 STOCK INCENTIVE PLAN

1. Purpose

    The purpose of this 1999 Stock Incentive Plan (the "Plan") of Focal, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations of as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3. Administration, Delegation

    (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

    (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 875,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused

Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code.

5. Stock Options

    (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

    (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

        (1) in cash or by check, payable to the order of the Company;

        (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

        (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

        (4) to the extent permitted by the Board, in its sole discretion by
    (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

        (5) by any combination of the above permitted forms of payment.

6. Restricted Stock

    (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

    (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c)  Acquisition Events

        (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

        (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

    Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

        (3)  Consequences of an Acquisition Event on Restricted Stock
    Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

        (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. General Provisions Applicable to Awards

    (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

    (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

    (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.